Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in:

      (i) Post-Effective Amendment No. 1 to Registration Statement No. 33-44922 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation 1991 Employee Stock Option Plan;

      (ii) Post-Effective Amendment No. 2 to Registration Statement No. 333-02845 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation Savings and Investment Plan;

      (iii) Registration Statement No. 333-42445 on Form S-8 pertaining to the Mosinee Paper Corporation 1985 Executive Stock Option Plan;

      (iv) Registration Statement Nos. 333-42447 and 47277 on Form S-8 pertaining to the Mosinee Paper Corporation 1994 Executive Stock Option Plan; and

      (v) Registration Statement No. 333-61128 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation 2000 Stock Option Plan;

of our report, dated January 25, 2001, except with respect to matters discussed in Note 1 of the restated 2001 financial statements as to which the date is June 12, 2002, on our audit of the consolidated statements income, cash flows, and stockholders' equity of Wausau-Mosinee Paper Corporation for the year ended December 31, 2000, which is included in this Annual Report on Form 10-K.


Wausau, Wisconsin       WIPFLI ULLRICH BERTELSON LLP
March 17, 2003